FIRST AMENDING AGREEMENT TO CREDIT AGREEMENT

                           Dated as of January 1, 2000

                                      Among

                               PERKINS PAPERS LTD.

                                     - and -

                            PERKINS PAPERS (USA) LTD.

                                  as Borrowers

                                     - and -

                              ROYAL BANK OF CANADA

                            as Arranger and as Agent

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           In respect of a Credit Agreement dated as of July 23, 1998

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


THIS FIRST AMENDING AGREEMENT TO CREDIT AGREEMENT dated as of the 1st day of January, 2000 is made

AMONG PERKINS PAPERS LTD., a corporation incorporated under the laws of Canada and having its principal and registered office in Candiac, Province of Quebec ("PERKINS" or, sometimes, a "BORROWER"),

AND PERKINS PAPERS (USA) LTD., formerly known as Cascades Industries, Inc., a wholly-owned Subsidiary of Perkins incorporated under the laws of the State of North Carolina, U.S.A. and having its principal and registered office in the State of North Carolina, U.S.A. ("PERKINS USA" or, sometimes, a "BORROWER"),

AND ROYAL BANK OF CANADA, a Canadian chartered bank having its head office in Montreal, Province of Quebec, in its capacity as agent for the Lenders (in such capacity, or any successor in such capacity, the "AGENT").

         WHEREAS Perkins, Industries Cascades Inc. ("ICI") and Perkins USA (then known as Cascades Industries, Inc.), the Lenders and the Agent have entered into a Credit Agreement dated as of July 23, 1998, pursuant to which Credit Facilities of up to US$145,000,000 or the Equivalent Amount thereof in Canadian Dollars were made available to the Borrowers (such Credit Agreement being hereinafter called the "Credit Agreement");

         WHEREAS the Borrowers have requested the Agent and the Lenders to consent to the winding-up of ICI into Perkins, and to acknowledge the change of name of Perkins USA as herein set forth;

         AND WHEREAS in conformity with the provisions of Section 17.12.1 of the Credit Agreement, all Lenders have provided the Agent with their consent to the foregoing requests;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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1.       INTERPRETATION

         In this Agreement and in the recitals hereto, except as otherwise expressly provided herein, words and expressions which are defined in the Credit Agreement shall have the meanings when used herein and in the recitals hereto as are ascribed to them in the Credit Agreement, save that the words "hereto", "herein", "hereof", "hereby", "hereunder", "this Agreement", "this Amendment", "this First Amending Agreement" and similar expressions shall refer to this First Amending Agreement to Credit Agreement.

2.       ACKNOWLEDGEMENT OF CHANGE OF NAME OF PERKINS USA

         The Agent, on behalf of the Lenders, hereby acknowledges that the name of Perkins USA was changed from "Cascades Industries, Inc." to "Perkins Papers (USA) Ltd." pursuant to the articles of amendment filed with the Department of the Secretary of State of the State of North Carolina on December 23, 1999, to be effective on January 1st, 2000.

3.       CONSENT TO THE WINDING-UP OF ICI

         Pursuant to Section 11.2.5 of the Credit Agreement, the Agent hereby confirms that the Lenders have consented to (i) the assignment and transfer by ICI to Perkins of all of ICI's properties and assets and to the assumption by Perkins of al the debts and liabilities of ICI, the whole with effect as of January 1, 2000 pursuant to the terms and conditions set forth in an agreement between Perkins and ICI dated as of January 1, 2000 (the "WINDING-UP OF ICI"), and (ii) the subsequent dissolution of ICI.

4.       AMENDMENTS

         4.1      WINDING-UP OF ICI

                  Effective as and from of the date of this Agreement, ICI shall cease to be a Borrower and a guarantor under or in respect of the Credit Agreement and Perkins shall be liable to the Lenders and the Agent for and in respect of all obligations of ICI outstanding immediately prior thereto under the Credit Agreement and the other Operative Documents.

                  Accordingly, from and after the date hereof, all references to "Industries Cascades Inc." and to "ICI" are hereby deleted from the Credit Agreement and the Credit Agreement shall be

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                  read and construed without taking ICI into account, and the entire Credit Agreement is adjusted mutatis mutandis wherever necessary to give effect to the aforesaid deletions and to allow the Winding-up of ICI and the subsequent dissolution of ICI.

         4.2      CHANGE OF NAME OF PERKINS USA

                  From and after the date of this Agreement, all references in the Credit Agreement to the words "Cascades Industries, Inc." or "CII" shall be replaced by "Perkins Papers (USA) Ltd." or "Perkins USA", respectively.


5.       EXTENT OF AMENDMENTS

         The amendments set forth herein are limited precisely as written and shall not be deemed to (i) be a consent to any amendment or modification of any of the other terms or conditions of the Credit Agreement or (ii) prejudice any other rights that the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement.

6.       DECLARATORY AND INTERPRETATIVE PROVISIONS

         All notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amending Agreement may refer to the Credit Agreement without making specific references to this First Amending Agreement, but nevertheless all such references shall include this First Amending Agreement unless the context requires otherwise.

         This First Amending Agreement shall be construed in connection with and as part of the Credit Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Credit Agreement, except as herein modified, are hereby ratified and confirmed and shall remain in full force and effect.

7.       CONTINUANCE OF EXISTING GUARANTEES

         Each of Perkins and Perkins USA recognizes and confirms that (x) its guarantee as set forth in Section 9.1 of the Credit Agreement in the case of Perkins and set forth in its separate Subsidiary Guarantee, dated as of July 23, 1998 in the case of Perkins USA, continues in full force and effect notwithstanding the amendments made to the Credit Agreement contained herein, including the withdrawal of ICI as a Borrower thereunder and (y) the indebtedness, liabilities and obligations of the Borrowers (other than itself) under the Credit

                                      - 4 -
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         Agreement, as amended by this First Amending Agreement, constitute indebtedness, liabilities and obligations guaranteed under its said guarantee.

8.       EXPENSES

         The Borrowers solidarily undertake to promptly pay all reasonable legal fees, costs and other out-of-pocket expenses (and tax on goods and services in respect thereof) incurred by the Agent in the preparation, negotiation and execution of this First Amending Agreement and the related documents.

9.       GOVERNING LAW

         The parties agree that this Agreement is conclusively deemed to be made under, and for all purposes to be governed and construed in accordance with, the laws of the Province of Quebec and the federal laws of Canada applicable therein.

10.      COUNTERPARTS

         The First Amending Agreement may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument; and each party may execute this Agreement by signing any counterpart of it and may communicate such signing by telecopier or otherwise.

11.      LANGUAGE

         The parties confirm that they have requested that this Agreement and all documents contemplated thereby be drawn in the English language. Les parties confirment avoir requis que cette convention et tous les documents qui y sont envisages soient rediges en langue anglaise.

                                     - 5 -
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         IN WITNESS WHEREOF the parties hereto have signed and delivered this
First Amending Agreement as of the 1st day of January, 2000.

ADDRESS:                               PERKINS PAPERS LTD.
77, boul. Marie-Victorin
Candiac, Quebec
J5R 1C3

                                       By:
                                          --------------------------------------
ATTENTION:  The Corporate              Name:      Suzanne Blanchet
            Controller                 Title:     President and
Telecopier: (514) 444-6477                        Chief Executive Officer

                                       By:
                                          --------------------------------------
                                       Name:      Yvon Jacques
                                       Title:     Corporate Controller




Address:                               PERKINS PAPERS (USA) LTD.
-------
77 Marie-Victorin Blvd.
Candiac, Quebec
J5R 1C3                                By:
                                          --------------------------------------
                                       Name:      Suzanne Blanchet
                                       Title:     President
Attention:   The Corporate
             Controller

Telecopier: (514) 444-6477

                                       By:
                                          --------------------------------------
                                       Name:      Yvon Jacques
                                       Title:     Corporate Controller

Address:
-------
Royal Bank of Canada                   ROYAL BANK OF CANADA
200 Bay Street                         (as Agent)
South Tower

Royal Bank Plaza                       By:
Toronto, Ontario                          --------------------------------------
M5J 2J5                                Name:      Paula Hanley
                                       Title:     Manager

Attention:    Senior Manager, Global
              Syndications, Canada

Telecopier: (416) 974-2407


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